UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
EXCHANGE ACT OF 1934

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CHINA BIOPHARMA, INC.
(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT
OF
CHINA BIOPHARMA, INC.
31 Airpark Road
Princeton, New Jersey 08540

THIS INFORMATION STATEMENT IS BEING PROVIDED
TO YOU BY THE BOARD OF DIRECTORS
OF CHINA BIOPHARMA, INC.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO
SEND US A PROXY

This Information Statement is being mailed or furnished to the stockholders of China Biopharma, Inc., a Delaware corporation (the “Company”), in connection with the unanimous approval by written consent on November 2, 2006 of the Company’s Board of Directors of the corporate action referred to below and the subsequent adoption of such corporate action by written consent on November 2, 2006 of holders entitled to vote 47,261,696 of the aggregate shares of common stock par value $0.0001 per share (the “Common Stock”) of the Company representing 55.26% of the aggregate shares of Common Stock of the Company entitled to vote. Such approval and consent constitute the approval and consent of at least a majority of the total number of shares of outstanding Common Stock and are sufficient under the Delaware General Corporation Law to approve the action. Accordingly, this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect.

This Information Statement will be mailed or furnished to the stockholders of record of the Company on November 2, 2006, (the “Record Date”). This Information Statement is first being mailed or furnished to the stockholders of the Company on November 14, 2006, and the transaction described herein shall not become effective until at least 20 days thereafter.

ACTION BY BOARD OF
DIRECTORS AND
CONSENTING STOCKHOLDERS

The following corporate action was unanimously authorized and approved by the written consent of Board of Directors of the Company on November 2, 2006, a copy of which is attached hereto as Exhibit A, and by the written consent of holders entitled to vote at least a majority of the outstanding Common Stock on November 2, 2006, a copy of which is attached hereto as Exhibit B:

1.  The approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 100,000,000 to 200,000,000 shares.

The reasons for, and general effect of, the Amendment to the Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock is described in “AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK.” A form of the Amendment is attached hereto as Exhibit C.

The Board of Directors of the Company knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of the Company’s Common Stock.

GENERAL

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company’s Common Stock.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the Company’s Secretary, Ya Li at the address of the Company’s principal executive offices located at 31 Airpark Road, Princeton, New Jersey 08540. Telephone No. 609-651-8588.

VOTING SECURITIES AND INFORMATION
ON CONSENTING STOCKHOLDERS

Pursuant to the Delaware General Corporation Law, a vote by the holders of at least a majority of the Company’s outstanding Common Stock is required to effect the action described herein. The Company’s Certificate of Incorporation does not authorize cumulative voting. As of November 2, 2006, there were 85,520,000 shares of Common Stock outstanding, of which 42,727,497 shares are required to pass the stockholder resolution approving the action described herein. Each holder of Common Stock is entitled to one vote for each share held by such holder. The consenting stockholders voted in favor of the actions described herein in a written consent, dated November 2, 2006, attached hereto as Exhibit B. The consenting stockholders are collectively the record and beneficial owners of 47,261,696 shares, which represents 55.26% of the issued and outstanding shares of the Company’s Common Stock. No consideration was paid for the consent. The names of the consenting stockholders’, and the number of shares of Common Stock with respect to which such consent was given is as follows:

Name	Number of SharesFor Which Consent Was Given	Percentage
Peter Wang	2,347,516	2.74%
PZW Family LLP	18,556,209(1)	21.69%
MAC Wireless/PW LLC	3,976,336(2)	4.65%
Hangzhou Joray Electronics CO Ltd	1,325,469(3)	1.55%
Pacific Century Fund LLC	15,836,112(4)	18.52%
Daofeng Shi	1,557,385	1.82%
Sinoquest Management Ltd.	3,000,000	3.51%
Ailian Wu	662,669	0.77%

(1) PZW Family LLP is 20% owned by Peter Wang. As one of the general partners of PZW Family LLP, Mr. Wang shares voting and investment power over the shares of China Biopharma common stock held by PZW Family LLP

(2) Peter Wang is the owner of 80% of the equity interests in MAC Wireless/PS LLC Mr Wang shares voting and investment power over the shares of China Biopharma common stock held by MAC Wireless/PS LLC. As the owner of 50% of the equity interests in Hangzhou Joray Electronics, Mr. Wang shares voting and investment power over the shares of China Biopharma common stock held by Hangzhou Joray Electronics. Mr. Wang disclaims beneficial ownership of the shares held by MAC Wireless/PW LLC, Hangzhou Joray Electronics, and PZW Family LLP except to the extent of his pecuniary interest in the shares.

(3) Peter Wang is the owner of 50% of the equity interests in Hangzhou Joray Electronics. owned by Peter Wang . Mr. Wang shares voting and investment power over the shares of China Biopharma common stock held by Hangzhou Joray Electronics

(4) Peter Wang, China Biopharma’s Chief Executive Officer and Chairman of the Board of Directors, Ya Li, China Biopharma’s Chief Financial Officer, and Wind Chen, China Biopharma’s Chief Operating Officer, are each members of Pacific Century Fund LLC owning 28.38%, 30.38% and 3.77%, respectively, of the ownership interests of Pacific Century.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth as of November 2, 2006, the Record Date, the number of shares of our common stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of the Company’s common stock; (ii) each director of the Company; (iii) each of the executive officers of the Company; and (iv) all directors and executive officers as a group. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned*	% of Common Stock Beneficially Owned**
SB China Holdings PTE Ltd.(2)	11,928,935	13.95%
UTStarcom Inc.(3)	11,928,935	13.95%
Pacific Century Fund LLC(4)	15,836,112	18.52%
PZW Family LLP(5)	18,556,209	21.69%
Peter Wang(6)	27,018,230	31.59%
Ya Li(7)	800,200	*
Wind Chen(8)	510,120	*
All Directors and Executive Officers as a Group (4 persons)	28,328,550	33.13%

________________________
* Indicates less than one percent.

** Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the stockholders named in the table have sole voting and investment power with respect to all common stock shares shown as beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options, warrants or convertible securities (in any case, the “Currently Exercisable Options”). Each beneficial owner’s percentage ownership is determined by assuming that the Currently Exercisable Options that are held by such person (but not those held by any other person) have been exercised and converted.

(1) The address for those persons for whom an address is not otherwise indicated is c/o China Biopharma, Inc, 31 Airpark Road, Princeton, New Jersey 08540.

(2) The address for SB China Holdings PTE Ltd. Is 28F-A Zhao Feng World Trade Building, 369 Jiang Su Road, Shanghai 200050, PRC China.

(3) The address for UTStarcom, Inc., is 1275 Harbor Bay Parkway, Alameda, California 94502.

(4) Peter Wang, China Biopharma’s Chief Executive Officer and Chairman of the Board of Directors, Ta Li, China Biopharma’s Chief Financial Officer, and Wind Chen, China Biopharma’s Chief Operating Officer, are each members of Pacific Century Fund LLC owning 28.38%, 30.38% and 3.77%, respectively, of the ownership interests of Pacific Century. The address for Pacific Century Fund LLC is 68 Cottonwood Court, Monmouth Junction, New Jersey 08852.

(5) PZW Family LLP is 20% owned by Peter Wang. The address for PZW Family LLP is 58261 Melton Road, Hillard, Florida 32046.

(6) Includes 3,976,336 shares held by MAC Wireless/PW LLC which is 80% owned by Mr. Wang, 1,325,469 shares held by Hangzhou Joray Electronics CO Ltd. Which is 50% owned by Mr. Wang, 18,556,209 shares held by PZW Family LLP which is 20% owned by Mr. Wang, and 812,700 shares issuable upon exercise of Currently Exercisable Options. As the owner of 50% of the equity interests in Hangzhou Joray Electronics, Mr. Wang shares voting and investment power over the shares of China Biopharma common stock held by Hangzhou Joray Electronics. As one of the general partners of PZW Family LLP, Mr. Wang shares voting and investment power over the shares of China Biopharma common stock hold b PZW Family LLP. Mr. Wang disclaims beneficial ownership of the shares held by MAC Wireless/PW LLC, Hangzhou Joray Electronics, and PZW Family LLP except to the extent of his pecuniary interest in the shares.

(7) Includes 800,200 shares issuable upon exercise of Currently Exercisable Options.

(8) Includes 510,120 shares issuable upon exercise of Currently Exercisable Options.

NOTICE TO STOCKHOLDERS OF ACTIONS
APPROVED BY CONSENTING STOCKHOLDERS

The following action has been approved by the written consent of holders entitled to vote at least a majority of the outstanding shares of Common Stock of the Company:

AMENDMENT TO CERTIFICATE
OF INCORPORATION TO INCREASE THE NUMBER OF
AUTHORIZED SHARES
OF THE COMPANY’S COMMON STOCK

General

The Board of Directors adopted by unanimous written consent dated November 2, 2006, a resolution to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company. The holders of more than a majority of the outstanding shares of the Company’s Common Stock approved by written consent dated November 2, 2006, a resolution to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company. The Company is authorized to issue 100,000,000 shares of Common Stock. The amendment (the “Amendment”) to the Company's Certificate of Incorporation in the form attached hereto as Exhibit C, increases the authorized shares of the Company's Common Stock from 100,000,000 shares to 200,000,000 shares. Of the 100,000,000 shares of Common Stock currently authorized, 85,520,000 shares of Common Stock are issued and outstanding.

The first paragraph of ARTICLE FOURTH of the Company’s Certificate of Incorporation will be amended to read as follows:

“The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred One Million (201,000,000) which shall consist of Two Hundred Million (200,000,000) shares of common stock $.0001 par value per share (the “Common Stock”) and (ii) One Million (1,000,000) shares of preferred stock, $.0001 par value per share (the “Preferred Stock”).”

Purpose of Amendment

The Board of Directors believes that this increase will enable the Company to pursue acquisitions or enter into transactions which the Board believes provide the potential for growth and profit. With the limited number of shares currently available for such uses, it may become impracticable for the Company to evaluate or seek to consummate business combinations or other transactions which, if they could be accomplished, might enhance stockholder value. Additional authorized shares could also be used to raise cash through sales of stock to public and private investors. The Company could also use additional authorized shares for general corporate purposes such as stock dividends as well as for the possible issuance of shares pursuant to employee benefit or compensation programs or plans. If additional shares are available, transactions dependent upon the issuance of additional shares would be less likely to be undermined by delays and uncertainties occasioned by the need to obtain stockholder authorization prior to the consummation of such transactions. The Company has no specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of Common Stock. The Company is, however, currently seeking financing and may determine to utilize shares of Common Stock in connection with such financing.

Effect of Amendment

The issuance by the Company of any additional shares of Common Stock would dilute both the equity interests and the earnings per share, if any, of existing holders of the Common Stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock.

NO DISSENTERS’ RIGHTS

Pursuant to the Delaware General Corporation Law, the holders of the Company’s Common Stock are not entitled to dissenters’ rights in connection with the increase in the number of authorized shares. Furthermore, the Company does not intend to independently provide those stockholders with any such rights.

OTHER MATTERS

The Board of Directors of the Company knows of no other matters other than those described in this Information Statement, which have been recently approved or considered by the holders of the Company’s Common Stock.

By Order of the Board of Directors

Ya Li
Secretary

Dated: November 14, 2006

EXHIBIT A

UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS
OF CHINA BIOPHARMA, INC.

The undersigned, constituting the all of the members of the Board of Directors of China Biopharma, Inc., a Delaware corporation (the “Company”), adopt the following resolutions by written consent in lieu of a meeting, pursuant to Section 141(f) of the Delaware General Corporation Law.

Amendment to Increase Authorized Shares

RESOLVED, that the Corporation’s Certificate of Incorporation be amended to increase the number of authorized shares of the Corporation’s common stock, $.0001 par value per share from 100,000,000 to 200,000,000 shares;

RESOLVED, the Certificate of Incorporation of the Corporation is hereby amended so that the first paragraph of ARTICLE FOURTH thereof is amended in its entirety to read as follows:

“The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred One Million (201,000,000) which shall consist of Two Hundred Million (200,000,000) shares of common stock, $.0001 par value per share (the “Common Stock”) and (ii) One Million (1,000,000) shares of preferred stock, $.0001 par value per share (the “Preferred Stock”).”

Omnibus Authority

RESOLVED, that the officers of the Corporation be, and each of them individually hereby is, authorized, empowered and directed, to execute and file with the Secretary of State of Delaware any and all such certificates, amendments, instruments and documents, in the name of, and on behalf of, the Corporation, with such changes thereto as any officer may approve, and to take all such further action as they, or any of them, may deem necessary or appropriate to carry out the purpose and intent of the foregoing resolutions.

IN WITNESS WHEREOF, this Unanimous Written Consent of the Board of Directors has been executed by the undersigned on the 2nd day of November, 2006.

By:	/s/ Peter Wang
Peter Wang

By:	/s/ Ya Li
Ya Li

By:	/s/ Charles Xue
Charles Xue

EXHIBIT B

WRITTEN CONSENT OF THE
STOCKHOLDERS OF
CHINA BIOPHARMA, INC.

The undersigned, constituting the holders of at least a majority of the outstanding common stock, par value $.0001 per share (“Common Stock”) of China Biopharma, Inc., a Delaware corporation (the “Company”), adopt the following resolutions by written consent in lieu of a meeting, pursuant to Section 228 of the Delaware General Corporation Law:

RESOLVED, that the Company’s Certificate of Incorporation be amended to increase the number of authorized shares of the Company’s Common Stock from 100,000,000 to 200,000,000 shares; and

RESOLVED, that the first paragraph of Article FOURTH of the Company’s Certificate of Incorporation be amended to read as follows:

“The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred One Million (201,000,000), which shall consist of Two Hundred Million (200,000,000) shares of common stock $.0001 par value per share (the “Common Stock”) and (ii) One Million (1,000,000) shares of preferred stock, $.0001 par value per share (the “Preferred Stock”).”

RESOLVED, that the officers of the Company be, and each of them individually hereby is, authorized, empowered and directed, to execute and file with the Secretary of State of Delaware any and all such certificates, amendments, instruments and documents, in the name of, and on behalf of, the Company, with such changes thereto as any officer may approve, and to take all such further action as they, or any of them, may deem necessary or appropriate to carry out the purpose and intent of the foregoing resolutions.

IN WITNESS WHEREOF, this Written Consent of Stockholders has been executed by the undersigned on the 2nd day of November, 2006. The number of shares of Common Stock held by each of the undersigned for which this written consent has been given is set forth next to the signature of such holder.

Number of Shares of Common Stock for Which Consent Has Been Given
PZW FAMILY LLP By: /s/ Peter Wang Name: Peter Wang Title: General Partner	18,556,209

PACIFIC CENTURY FUND LLC By: /s/Jianjun Ji Name: Jianjun Ji Title: Managing Member	15,836,112

MAC WIRELESS/PW LLC By: /s/ Peter Wang Name: Peter Wang Title: General Partner	3,976,336

HANGZHOU JORAY ELECTRONICS CO. LTD By: /s/Shao Xiangao Name: Shao Xiangao Title: General Manager	1,325,469

SINOQUEST MANAGEMENT LTD By: /s/ Zhu Xioadong Name: Zhu Xioadong Title: President	3,000,000

By: /s/ Peter Wang Peter Wang	2,347,516

By: /s/ Daofeng Shi Daofeng Shi	1,557,385

By: /s/ Ailian Wu Ailian Wu	662,669

EXHIBIT C

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION OF CHINA BIOPHARMA, INC.

China Biopharma, Inc, a corporation organized and existing under the laws of the State of Delaware does hereby certify as follows:

1. The name of the corporation is CHINA BIOPHARMA, INC. (the “Corporation”):

2. The Certificate of Incorporation of the Corporation is hereby amended by amending and restating in its entirety, the first paragraph of Article FOURTH thereof as follows:

“The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred One Million (201,000,000) which shall consist of (i) Two Hundred Million (200,000,000) shares of common stock, $.0001 par value per share (the “Common Stock”), and (ii) One Million (1,000,000) shares of preferred stock, $.0001 par value per share (the “Preferred Stock”).”

3. In accordance with Section 242 of the Delaware General Corporation Law: (i) the amendment to the Certificate of Incorporation herein certified has been duly adopted and approved by the unanimous written consent of the Board of Directors of the Corporation dated November 2, 2006 in accordance with Section 141(f) of the Delaware General Corporation Law and (ii) the amendment to the Certificate of Incorporation herein certified has been duly adopted and approved by the written consent of at least a majority of the outstanding shares of Common Stock dated November 2, 2006 in accordance with Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its Chief Executive Officer on this _____ day of _____________, 2006.

CHINA BIOPHARMA, INC.

By:____________________________________
Name: Peter Wang
Title: Chief Executive Officer